Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 31, 2016 with respect to the consolidated financial statements of NGL Energy Partners LP included in the amended Annual Report of SemGroup Corporation on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2015, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

November 10, 2016